UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 21, 2011
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 822-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On April 21, 2011, the registrant issued a press release announcing that it has signed a definitive merger agreement with CNA Surety Corporation pursuant to which it will commence a tender offer to acquire all of the outstanding shares of common stock of CNA Surety Corporation that are not currently owned by subsidiaries of the registrant for $26.55 per share in cash. The press release is filed as Exhibit 99.1 to this Form 8-K.
This communication is not an offer to purchase or a solicitation of an offer to sell any securities. The tender offer described in this communication has not commenced. At the time the tender offer is commenced, a subsidiary of the registrant will file a tender offer statement on Schedule TO with the SEC. CNA Surety Corporation stockholders and other interested parties are urged to read these materials when they become available because they will contain important information. CNA Surety Corporation stockholders will be able to obtain such documents (when available) free of charge at the SEC’s web site, www.sec.gov. CNA Surety Corporation stockholders will also be able to obtain these documents that are filed by the registrant (when available) for free from the registrant at www.cna.com or at 333 South Wabash Avenue, Chicago, Illinois 60604.
ITEM 9.01 EXHIBITS.
(d) Exhibits:
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: April 21, 2011	By	/s/ D. Craig Mense

(Signature)

D. Craig Mense
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	CNA Financial Corporation press release, issued April 21, 2011, announcing signing of a definitive merger agreement with CNA Surety Corporation pursuant to which it will commence a tender offer to acquire all of the outstanding shares of common stock of CNA Surety Corporation that are not currently owned by subsidiaries of the registrant.